PROLOR Biotech Receives Letter from NYSE Amex Regarding Timely Notice of Record
Date for 2012 Annual Meeting of Stockholders

Nes-Ziona, Israel – April 20, 2012 – PROLOR Biotech, Inc. (NYSE Amex: PBTH) today announced that it received a letter from NYSE Regulation regarding a late notification to NYSE Amex of the “record date” for this year's Annual Stockholders’ Meeting. April 12, 2012 was set as the record date for PROLOR’s Annual Meeting, meaning stockholders as of April 12, 2012 are entitled to vote their respective shares at PROLOR's 2012 Annual Meeting, which is scheduled for June 5, 2012.

A company listed on the NYSE Amex is required to provide the Exchange with notice of the record date for its Annual Stockholders’ meeting at least 10 days prior to the record date. PROLOR provided late notice of the record date to the NYSE Amex. As a result, PROLOR received a letter from NYSE Regulation on April 19, 2012, advising the company that it did not comply with Section 703 of the NYSE Amex Company Guide, which required that the company provide the NYSE Amex with 10 days prior notice of the April 12, 2012 record date.

Concurrently with the issuance of this press release, the Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission related to this matter. The NYSE Amex advised the Company that, pursuant to Section 401(j) of the NYSE Amex Company Guide, it was required to issue a news release in respect of this matter. The Company confirms April 12, 2012 as the record date for its 2012 Annual Meeting of Stockholders, which will be held on June 5, 2012.

ABOUT PROLOR

PROLOR Biotech, Inc. is a clinical stage biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales. The CTP technology is applicable to virtually all proteins. PROLOR is currently developing a long-acting version of human growth hormone, which has successfully completed a Phase II clinical trial. It also is developing long-acting versions of Factor VIIa and Factor IX for hemophilia and a GLP-1/Glucagon dual receptor agonist peptide for diabetes and obesity, as well as agents for atherosclerosis and rheumatoid arthritis, which are all in preclinical development. For more information, visit www.prolor-biotech.com.

Safe Harbor Statement: This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “would”, “intends,” “estimates,” “suggests,” “has the potential to” and other words of similar meaning, including statements regarding the results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in generating any revenues or developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1 and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	GendeLLindheim BioCom Partners
Tel: +1 866 644-7811	+1 212 584-2276, ext. 201
Email: shai@prolor-biotech.com	blindheim@biocompartners.com